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Exhibit 24

POWER OF ATTORNEY

        The undersigned directors of Bausch & Lomb Incorporated (the "Company"), each hereby constitutes and appoints Ronald L. Zarrella and Robert B. Stiles, or either of them, his or her respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign for and on behalf of the undersigned the Company's S-3 Registration Statement relating to $160,000,000 of the Company's Floating Rate Convertible Senior Notes Due 2023 and Shares of Common Stock issuable upon conversion thereof, to be filed with the Securities and Exchange Commission on or about October 30, 2003, pursuant to the Securities Exchange Act of 1933 and the related rules and regulations thereunder, and any amendment or amendments thereto, as well as any registration statement or amendment thereto relating to additional securities in the same offering to be effective upon filing under Rule 462(b) under the Securities Act of 1933, as amended, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, this instrument has been executed by the undersigned in counterparts on the dates set forth below:

Signature
/s/ RONALD L. ZARRELLA Ronald L. Zarrella October 28, 2003	/s/ JOHN R. PURCELL John R. Purcell October 28, 2003
/s/ FRANKLIN E. AGNEW Franklin E. Agnew October 28, 2003	/s/ LINDA JOHNSON RICE Linda Johnson Rice October 28, 2003
/s/ DOMENICO DESOLE Domenico DeSole October 28, 2003	/s/ WILLIAM H. WALTRIP William H. Waltrip October 28, 2003
/s/ JONATHAN S. LINEN Jonathan S. Linen October 28, 2003	/s/ BARRY W. WILSON Barry W. Wilson October 28, 2003
/s/ RUTH R. MCMULLIN Ruth R. McMullin October 28, 2003	/s/ KENNETH L. WOLFE Kenneth L. Wolfe October 28, 2003

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  Exhibit 24
POWER OF ATTORNEY